Exhibit 99.1

February 23, 2022

Fellow Shareholders,

Our fourth quarter closes out an extraordinary year defined by delivering triple-digit year-over-year growth in total revenues, advertising revenues and subscriber growth all while we continued to drive expanded adjusted contribution margin. Within the year, we achieved several important milestones, representing meaningful advancements towards our mission to build the world’s leading global live TV streaming platform with the greatest breadth of premium content, interactivity and integrated wagering. Our progress over the course of 2021 further fortifies our position to continue to execute on that mission in 2022.

fuboTV’s differentiated position in the ecosystem:

Our performance in 2021 reaffirms our unique value proposition and our long-standing thesis that an aggregated offering with multiple monetization levers remains the most attractive option for all stakeholders across the ecosystem.

For the consumer who requires sports, news and entertainment, and the content owner who requires the greatest possible reach, we believe our aggregated solution designed to monetize through subscription, advertising and interactivity remains the best option for all participants.

We have over 1 million subscribers who are voting every day that FuboTV is delivering significant value to them. They are coming for the sports and staying for the news and entertainment to replace their legacy cable subscription while getting the content they want, how they want it. We continue to deepen our relationships with our content providers who view us as important partners. Lastly, our rapidly growing advertising business is strengthened by our data that allows our advertising partners to reach high quality audiences in a targetable, measurable way.

The market has seen rapid growth in direct-to-consumer “plus” services that continue to invest billions of dollars in content. However, as we have previously asserted, we believe a narrow content portfolio is insufficient for most consumers’ needs. Similarly, large-scale day-and-date movie releases like Wonder Woman 1984 do not alone drive significant step-changes in subscriber growth or retention, and are equally suboptimal from a monetization perspective. We believe that studios and networks siloing premium content on their owned-and-operated platforms is unsustainable and the market will continue to move in our direction, favoring a bundled option.

1

2021 marked a very successful year in our history highlighted across multiple key themes/milestones:

●	Captured significant market share while achieving scale

○	In the fourth quarter, we surpassed one million total paid subscribers in the U.S.; a pivotal company milestone and 114% growth since our IPO in October 2020
○	We continue to take market share in the virtual MVPD (vMVPD) market, having grown 2.75x faster than the overall market during Q4[1]
○	In addition to dramatically growing our subscriber base, we made great strides in attracting high quality cohorts who are staying longer, demonstrated by our 626 basis point lift in Month 6[2] retention in 2021 vs 2020, and an improvement in churn in the fourth quarter of 269 basis points YoY
○	Our current scale alongside continued growth affords us leverage with content partners, leagues and advertisers which contributes to our long term profitability

●	Achieved higher unit economics while also driving operating leverage in our business

○	Adjusted Contribution Margin (ACM) was positive 9.7% for FY21, an increase of 104 basis points (bps) YoY when compared to our normalized FY20 ACM[3]
○	We successfully leveraged our brand positioning to reduce FY Sales & Marketing as a % of revenue from 29% to 22% YoY, and from 28% to 21% in the fourth quarter
○	We continued to exercise marketing discipline; while FY21 ARPU grew 16% YoY, Subscriber Acquisition Cost (SAC) grew only 4%, keeping SAC/ARPU at the low end of our 1.0x-1.5x range, driven by our in-house customer acquisition acumen
○	Attach rate rose to 2.5, including margin-accretive content and service products
○	We expect to continue to see the flywheel effect of better unit economics, more efficient scale and increased operating leverage on our path to profitability. We believe our YoY increases in ACPU will moderate over time, and will be offset with ARPU expansion.

●	Released new product features and functionality

○	Launched the FanView experience, adding interactivity, statistics and scoreboards to the live TV experience
○	Introduced free-to-play contests, setting up the gateway to real-money wagering
○	Executed on platform proliferation with LG Smart TVs and VIZIO SmartCast, expanding our monetization infrastructure in support of strengthening unit economics and contributing to profitability over time

●	Debuted the first iteration of Fubo Sportsbook, introducing wagering into the Fubo ecosystem

○	This brings to market the first owned-and-operated live TV streaming-integrated mobile sportsbook
○	The engagement flywheel between fuboTV and Fubo Sportsbook will, in our view, not only grow our subscriber base but will also drive down acquisition costs

●	Acquired key strategic assets to provide people, infrastructure and technology to support long term growth

○	Successfully executed and closed three acquisitions: Vigtory, Molotov and Edisn.ai
○	All three represent advancements towards development of global infrastructure and increased human capital across product, technology and engineering, with a disciplined focus on global synergies and attaining operating leverage

1 Source: Nielsen Media Research NPower, 4Q21 vs. 4Q20 Based on Household Universe Estimates

2 Month 6 retention represents the percentage of Subscribers who first subscribe in any given year who are still subscribers 6 months later.

3 FY20 ACM was 10.1% non-normalized for the one-time benefit in content expenses in July 2020. On a normalized basis, FY20 ACM was 8.7%

2

These initiatives collectively drove outperformance across our financial and operating metrics for the year.

Full Year 2021 Key Metrics:

●	fuboTV reached 1,315,433 global subscribers (including 185,626 attributable to the 4Q21 acquisition of Molotov); on an organic basis fuboTV grew by 581,927 net adds or 106% YoY to 1,130,000
●	Total revenue was $638 million (including $1 million impact of 4Q21 acquisition of Molotov); excluding this impact revenue was $637 million or 144% YoY
●	Subscription revenue was $564 million (including $1 million impact of 4Q21 acquisition of Molotov); excluding this impact subscription revenue was $563 million or 144% YoY
●	Advertising revenue was $73.7 million (including $0.2 million impact of the 4Q21 acquisition of Molotov); excluding this impact advertising revenue was $73.5 million or 153% YoY
●	Total Average Revenue Per User (ARPU) per month increased 16% YoY to $72.70[4]
●	Advertising ARPU per month grew 18.3% YoY to $8.06[5]
●	Adjusted Contribution Margin (ACM) was positive 9.7%, an increase of 104 basis points (bps) YoY when compared to our normalized FY20 ACM[6]

○	On an absolute dollar basis FY21 ACM was $7.08 per-subscriber, an increase of 30% YoY when compared to our normalized FY20 ACM

●	Customers streamed 126 content hours per month, up 0.3% YoY (excluding impact of the 4Q21 acquisition of Molotov)

4 Excluding the impact of the Molotov acquisition completed in December 2021

5 Excluding the impact of the Molotov acquisition completed in December 2021

6 Excluding the impact of the Molotov acquisition completed in December 2021. FY20 ACM was 10.1% when non-normalized for the one-time benefit in content expenses in July 2020.

3

Note: Unless otherwise stated, 2020 and 2019 financials and metrics represent pro-forma fuboTV pre-merger, plus FaceBank pre-merger, less FaceBank AG and Nexway businesses sold in July 2020.

Summary Financials (millions) - Global	FY19	FY20	FY21	FY21 YoY %
	Pro Forma Combined	Pro Forma Combined	As-Reported
Revenue	$146.5	$261.5	$638.4	+144%
Total Operating Expenses	$345.0	$775.0	$997.8	+29%
Net Loss	$-194.4	$-609.7	$-383.0	-37%
Net Loss Margin	-132.7%	-233.1%	-60.0%	+17,315 bps
Adjusted EBITDA	$-174.4	$-167.2	$-257.7	+54%
Adjusted EBITDA Margin	-119.1%	-63.9%	-40.4%	+2,354 bps

Key Operating Metrics (Global)	FY19	FY20	FY21	FY21 YoY %
Subscribers (thousands)	316	548	1,315	+140%
Content Hours Streamed (millions)	299	545	1,172	+115%

Key Operating Metrics (Excluding Acquisitions)	FY19	FY20	FY21	FY21 YoY %
Subscribers (thousands)	316	548	1,130	+106%
Content Hours Streamed (millions)	299	545	1,161	+113%
ARPU	$53.73	$62.84	$72.70	+16%
Advertising ARPU	$4.43	$6.81	$8.06	+18%
Adjusted Contribution Margin %	-3.1%	10.1%[7]	9.7%	-38 bps

Guidance (US/CAN)	1Q22	FY22
Revenue ($ in millions)	$232-$237	$1,080-$1,090

Subscribers (thousands)	1,028-1,033	1,500-1,510

Guidance (ROW)	1Q22	FY22
Revenue ($ in millions)	$3-$6	$15-$20

Subscribers (thousands)	235-240	270-280

Note that this guidance does not include any projected revenues from online sports wagering.

7 FY20 ACM was 10.1% non-normalized for the one-time benefit in content expenses in July 2020. On a normalized basis, FY20 ACM was 8.7%.

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Q4 2021 Results and 2022 Forecast

Our record fourth quarter 2021 results showcase consistent execution in support of our mission and continued traction towards our long-term growth and margin targets.

Q4 2021 Key Metrics:

●	fuboTV reached 1,315,433 global subscribers (including 185,626 attributable to the 4Q21 acquisition of Molotov); on an organic basis fuboTV grew by 581,927 net adds or 106% YoY to 1,130,000. Net subscriber additions in the fourth quarter were approximately 185,000, 100% more than in the fourth quarter of 2020
●	Total revenue was $231 million (including $1 million impact of 4Q21 acquisition of Molotov); excluding this impact revenue was $230 million or 119% YoY[8]
●	Subscription revenue was $205 million (including $1 million impact of 4Q21 acquisition of Molotov); excluding this impact, subscription revenue was $204 million or 123% YoY)
●	Advertising revenue was $26.1 million (including $0.2 million impact of the 4Q21 acquisition of Molotov; excluding this impact, advertising revenue was $25.9 million or 98% YoY)
●	Total Average Revenue Per User (ARPU) per month increased 8% YoY to $74.52 (excluding impact of the 4Q21 acquisition of Molotov)
●	Advertising ARPU per month decreased 4% YoY to $8.12 (excluding impact of the 4Q21 acquisition of Molotov)
●	Adjusted Contribution Margin was 11.0% (excluding impact of the 4Q21 acquisition of Molotov)

○	On an absolute dollar basis Q4 2021 ACM was $8.22 per-subscriber, an increase of 1.6% YoY

8 Comparing FY21 As-Reported to FY20 Pro Forma Combined pro-forma fuboTV pre-merger plus FaceBank pre-merger less Facebank AG and Nexway businesses sold in July 2020.

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Summary Financials (millions) - Global	4Q19	4Q20	4Q21	4Q21 YoY %
	Pro Forma Combined	As-Reported	As-Reported
Revenue	$53.1	$105.1	$231.1	+120%
Total Operating Expenses	$106.4	$197.4	$341.1	+73%
Net Loss	$-55.2	$-195.3	$-112.0	-43%
Net Loss Margin	-103.9%	-185.9%	-48.5%	+13,743 bps
Adjusted EBITDA	$-46.3	$-43.5	$-82.6	+90%
Adjusted EBITDA Margin	-87.2%	-41.4%	-35.7%	+563 bps

Key Operating Metrics (Global)	4Q19	4Q20	4Q21	4Q21 YoY %
Subscribers (thousands)	316	548	1,315	+140%
Content Hours Streamed (millions)	124	206	415	+101%

Key Operating Metrics (Excluding Acquisitions)	4Q19	4Q20	4Q21	4Q21 YoY %
Subscribers (thousands)	316	548	1,130	+106%
Content Hours Streamed (millions)	124	206	404	+96%
ARPU	$59.14	$69.19	$74.52	+8%
Advertising ARPU	$5.59	$8.47	$8.12	-4%
Adjusted Contribution Margin %	0.7%	11.7%	11.0%	-66 bps

Earnings per share (EPS) in the fourth quarter of 2021 was a loss of $0.76, including $0.06 impact from expenses incurred for our wagering business, $0.05 impact from the acquisition of Molotov, and $0.03 impact from deal-related expenses. This compared to a loss of $2.47 in the fourth quarter of 2020. Adjusted EPS in the fourth quarter of 2021 was a loss of $0.57. Adjusted EPS excludes the non-cash impact of stock-based compensation, the re-measurement of warrant liabilities and the amortization of intangibles and debt discount9. This compares to an Adjusted EPS loss of $0.39 a year prior.

As we continue to lay the foundation for continued growth, our strategic investments in programming, team, technology and infrastructure resulted in expected increased expenses on an absolute dollar value basis in the fourth quarter compared to the prior year. However, expenses continue to be significantly reduced in proportion to revenue year-over-year, resulting in a material improvement in Adjusted EBITDA Margin which improved 5.7 percentage points to -35.7% in the fourth quarter of 2021 from -41.4% a year prior, as we continuously improve our operating leverage and further advance on our path to profitability.

9Refer to the reconciliations of GAAP Net Loss to Non-GAAP Adjusted Net Loss in the non-GAAP information in the tables. Adjusted EPS represents Adjusted Net Loss divided by the number of weighted average shares outstanding for the applicable period.

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We ended the quarter with $379.4 million of cash, cash equivalents and restricted cash. This included $70.4 million net proceeds from sales of securities pursuant to our At-The-Market (ATM) program, $3.1 million cash outflow related to M&A activities and $25.0 million cash outflow on wagering activities, primarily in connection with our market access licensing deals. As we have previously highlighted, we plan to continue to evaluate our ongoing capital optimization plan to build optionality in order to fund growth initiatives.

Operating cash flow in the quarter was negative $49.5 million, inclusive of the negative impacts of $3.1 million non-recurring payments, $10.2 million operating cash outflow associated with the wagering business and $6.1 million operating cash flow associated with the Molotov business.

As of December 31, 2021 the Company had 153,950,895 common shares issued and outstanding.

Operational Highlights

Note: to allow a more meaningful assessment of the operational advancements in the business, the metrics reported in this “Operational Highlights” section exclude the impact of the recent Molotov acquisition

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Ad Sales

The fourth quarter closed out a record year for our advertising business, with $74 million in revenue, and an expansion of ad ARPU by 18% year-over-year to $8.06. In 2021 we started to realize the benefits of our investment in direct ad sales. Repeat advertisers’ spend grew 170% in 2021, with increased spend among our top 5 advertisers between 3.0-10.0X, and a meaningful increase in the number of advertisers spending above $1 million each.

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In the fourth quarter, we achieved ad revenue of $25.9 million, up 98% year-over-year excluding the impact of the Molotov acquisition. Fourth quarter 2021 ad ARPU came in at $8.12, a decrease of 4% year-over-year. This was due to demand-driven scalability issues associated with our continued rapid subscriber growth, as well as engagement mix shifts among newer subscriber cohorts. Looking ahead, we anticipate these new cohorts will become more engaged with the platform, with expected increases in monetization as they mature into long-term subscribers.

We also continue to invest in our ad tech infrastructure to better optimize CPM (cost per thousand) and fill rate. This, combined with subscriber growth and the ongoing acceleration of advertiser demand and growth in the overall CTV (connected television) market, will continue to drive strength in our advertising business, which accrues strongly to contribution margin over time.

Within the quarter, we officially launched our alliance with leading media agency Dentsu. With fubo as the first vMVPD to integrate with Dentsu’s proprietary M1 data platform, advertisers can leverage M1’s individual, device, and panel data across fuboTV’s CTV inventory, which includes 50,000 live sports events per year as well as 100+ premium sports, news and entertainment channels. We believe internal technology in conjunction with external partnerships will positively impact CPM and ARPU.

We believe these developments further underscore our value proposition to advertisers: premium television content, combined with a fully addressable and valued audience that can’t be reached on traditional TV. Furthermore, 89% of fuboTV’s viewing hours during the quarter were for live content, with 94% viewed on a big-screen CTV device, underscoring its appeal to advertisers, particularly those targeting sports fans and content.

Strategic Acquisitions

fuboTV closed two important acquisitions in the quarter: Molotov SAS, France’s leading live TV streaming service with over 3 million monthly active users and over 185,000 subscribers, and Edisn.ai, an AI-powered computer vision platform with patent-pending video recognition technologies.

The integration of Molotov is progressing well. The strategic rationale for Molotov was to integrate their technology platform within fuboTV’s existing platform, which allows for rapid internationalization and expansion, while expanding our international presence and adding to our talent pool. We have identified a number of synergies to further scale and enable us to more efficiently launch our interactive sports and entertainment streaming platform globally.

We are impressed by Edisn.ai’s technology and have successfully integrated Edisn.ai’s talented team into ours. We look forward to showcasing how Edisn’s computer vision technology will help us enhance the live TV streaming experience through advanced interactivity and personalization, frame-accurate video-data synchronization, and new advertising capabilities.

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Interactivity: Multiview/FanView Integration and Wagering

Multiview/FanView

Leveraging our internally built technology stack, we continue to bring interactive product features to market, differentiating our live TV streaming service. Since the quarter ended, we launched a new version of our popular Multiview on Apple TV feature, integrating it with our new FanView widget. With this latest evolution of Multiview, subscribers can mix and match up to four live channels and/or game stats widgets, plus a scoreboard of all live sporting events simultaneously. While in FanView’s scoreboard widget, subscribers can also navigate through live scores and, with one click, go directly into a selected game, no channel change required.

We believe this is the most personalized and customized TV viewing experience available in the market. It’s another example of how fuboTV is integrating interactivity into the sports streaming experience. Check it out here.

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Wagering

fuboTV continues to advance the development of its unique interactive streaming platform that transcends the industry’s current TV model. As we have repeatedly highlighted, we believe interactivity is a key product differentiator for fuboTV and by integrating immersive experiences into our live streaming product, we can define a new category of interactive sports and entertainment television.

Sports wagering in the United States continues to grow at a rapid pace. More than 30 states are now live with or have passed legislation to allow sports wagering while over 20 states allow mobile betting. Only a few months after our first online sportsbook launch, we now have market access deals in 10 states.

We are seeing encouraging early signs of the flywheel effect of the integration between our sportsbook and video experience in those states where we have launched. Since our launch in Q421, crossover users (those who are both video subscribers and sportsbook players) have on average placed a greater number of bets and have higher retention rates on the sportsbook than sportsbook-only players. This validates our thesis around the strength of a fully unified experience and we believe our built-in video audience will allow us to acquire users more efficiently, with a limited amount of marketing spend. We have only scratched the surface of integrating our sportsbook and live TV streaming experience, and expect to build upon these trends as we continue to roll out new features.

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During the quarter, we successfully completed the integration of all streaming and wagering operational teams and launched our market-defining Fubo Sportsbook in two markets: Iowa and Arizona, less than one year after announcing our intent to enter the online wagering business.

As mentioned, we now have market access agreements in place for our sportsbook in 10 states. Recent partnerships include the Houston Dynamo of MLS, which we expect will also give us market access in the pivotal state of Texas (once expected legislation passes in the state), as well as the NBA’s Cleveland Cavaliers (Ohio) and Caesars Entertainment (Louisiana, Mississippi and Missouri), in addition to our previously announced access agreements. We continue to build our market access pipeline to strategically align with our subscriber base and sports content provider network.

Guidance

We are thrilled with our performance in the fourth quarter of 2021 and believe that we remain well positioned to continue to execute on our long-term revenue and margin goals, all while delivering a differentiated and world-class experience to the consumer.

As with prior earnings calls, we are providing guidance on revenue and subscribers for the upcoming quarter and year. However, in order to provide greater visibility into our business, for the first time we will be breaking down these metrics by region, specifically North America (including our existing United States and Canadian operations) and Rest of World (including our existing Spain and recently acquired Molotov operations). Note that this guidance does not include any projections from online sports wagering.

North America Streaming

Due to the seasonality in our business as a result of fuboTV’s sports-first positioning and the heavier sports calendar in the second half of the year, we evaluate our performance on a year-over-year basis. Historically, Q1 has been softer than Q4, when viewed sequentially, on revenue and contribution margin. Our Q1 2022 revenue guidance takes this seasonality into account with projected revenue of $232-$237 million. Similarly, our Q1 2022 subscriber guidance projects 1,028,000-1,033,000 subscribers.

On a full-year basis we are guiding to projected revenue of $1,080-$1,090 million. We are also guiding to total year-end subscribers of 1,500,000-1,510,000.

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Rest-of-World (ROW) Streaming

We are guiding to Q1 2022 projected revenue of $3-6 million and subscribers of 235,000-240,000.

On a full-year basis we are guiding to projected revenue of $15-20 million and total year-end subscribers of 270,000-280,000.

Within global streaming, we expect to see continued operating leverage and Adjusted EBITDA improvement going forward.

Conclusion

fuboTV delivered a record fourth quarter and full year across a number of our key financial and operational metrics. Engagement continues to be strong as we add differentiated content to our offering and focus on innovating our product to meet consumer preferences and drive a premium experience. Our expansion into real-money wagering is underway with the launch of Fubo Sportsbook in two states with additional states expected to follow over the course of this year. This launch represents a differentiated and industry-first integration of streaming and a sports wagering product and we see ourselves in the very early innings of a massive opportunity.

As our 2021 results showcase, we continue to benefit from our position at the intersection of three industry mega-trends: the secular decline of traditional pay television; the shift of TV ad dollars to connected devices; and the rapid adoption of online sports wagering.

Our goal is to build the world’s leading global live TV streaming platform with the greatest breadth of premium content, interactivity, and integrated wagering.

We look forward to keeping you updated on our remarkable progress.

Sincerely,

David Gandler, co-founder and CEO	Edgar Bronfman Jr., executive chairman

Q4 2021 Earnings Live Video Webcast

fuboTV CEO David Gandler and CFO John Janedis will host a live video webcast today at 5:30 p.m. ET to deliver brief remarks followed by Q&A. The live webinar will be available on the Events page of fuboTV’s investor relations website. An archived replay will be available on fuboTV’s website following the webinar. Participants should join the webinar 10 minutes in advance to ensure that they are connected prior to the event.

More Information

We encourage you to read our full set of financial statements and SEC filings, and to sign up for email alerts, on the investor relations section of our website at ir.fubo.tv.

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Additional information is available at www.sec.gov under fuboTV Inc.’s filings, as well as https://ir.fubo.tv.

fuboTV intends to use its website as a disclosure channel and investors are encouraged to refer to it, as well as press releases and SEC filings. The company encourages reading the full set of financial statements and related disclosures in its Annual Report on Form 10K for the full year ended December 31, 2021, that will be filed with the SEC.

About fuboTV

With a mission to build the world’s leading global live TV streaming platform with the greatest breadth of premium content, interactivity and integrated wagering, fuboTV Inc. (NYSE: FUBO) aims to transcend the industry’s current TV model. fuboTV Inc. operates in the U.S., Canada, Spain and, through its acquisition of Molotov, in France.

Leveraging its proprietary data and technology platform optimized for live TV and sports viewership, fuboTV Inc. aims to turn passive viewers into active participants and define a new category of interactive sports and entertainment television. The company’s sports-first cable TV replacement product, fuboTV, offers U.S. subscribers more than 100 live sports, news and entertainment networks and is the only live TV streaming platform with every Nielsen-rated sports channel (source: Nielsen Total Viewers, 2021). Subscribers can interact with fuboTV’s live streaming experience through predictive free-to-play games, which are integrated into select sports content.

Fubo Gaming Inc., a subsidiary of fuboTV Inc., launched Fubo Sportsbook, a next-generation mobile sportsbook purpose-built to integrate with fuboTV, in 2021.

Forward-Looking Statements

This letter contains forward-looking statements of fuboTV Inc. (“fuboTV”) that involve substantial risks and uncertainties. All statements contained in this letter that do not relate to matters of historical fact are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding the Molotov and Edisn.ai acquisitions, expected synergies of the technology platforms, our international expansion plans and the markets in which we expect to operate, our financial condition, anticipated financial performance, market opportunity and future plans regarding subscription levels, business strategy and plans, the continued shift in consumer behavior and the continued rollout of Fubo Sportsbook. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” “believe” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that fuboTV makes due to a number of important factors, including but not limited to risks related to our pursuit and engagement in acquisitions; our actual operating results may differ significantly from our guidance; risks related to fuboTV’s access to capital and fundraising prospects to fund its ongoing operations and support its planned growth; risks related to diverting management’s attention from fuboTV’s ongoing business operations to address integration and fundraising efforts; the restrictions imposed by content providers on our distribution and marketing of our products and services; our reliance on third party platforms to operate certain aspects of our business; risks related to our technology, as well as cybersecurity and data privacy-related risks; our ability to achieve or maintain profitability; our revenue and gross profit are subject to seasonality; our operating results may fluctuate; our ability to attract and retain subscribers; we may not be able to license streaming content or other rights on acceptable terms; risks related to our ability to capitalize develop and market a sports wagering offering and the regulatory regime and related risks associated with such offering; risks related to the difficulty in measuring key metrics related to our business; risks related to the highly competitive nature of our industry; risks related to ongoing or future legal proceedings; and other risks, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies, including the impact of COVID-19 on the broader market. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 filed with the Securities and Exchange Commission (“SEC”) on November 10, 2021, our Annual Report on Form 10-K for the full year ended December 31, 2021 to be filed with the SEC, and our other periodic filings with the SEC. We encourage you to read such risks in detail. The forward-looking statements in this letter represent fuboTV’s views as of the date of this letter. fuboTV anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing fuboTV’s views as of any date subsequent to the date of this letter.

(fuboTV Inc. Financial Statements begin on the following pages)

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fuboTV Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
	Unaudited	Unaudited	Unaudited	Audited
Revenues
Subscriptions	$204,840	$91,383	$564,441	$184,328
Advertising	26,107	13,061	73,749	24,904
Software licenses, net	-	-	-	7,295
Other	109	633	160	1,219
Total revenues	231,056	105,077	638,350	217,746
Operating expenses
Subscriber related expenses	216,064	89,925	593,241	204,240
Broadcasting and transmission	18,297	10,272	55,563	29,542
Sales and marketing	48,349	29,615	142,387	63,141
Technology and development	13,817	9,912	60,513	30,189
General and administrative	34,450	35,505	108,185	77,635
Depreciation and amortization	10,093	9,922	37,881	43,972
Impairment of intangible assets and goodwill	-	12,245	-	248,926
Total operating expenses	341,070	197,396	997,770	697,645
Operating loss	(110,014)	(92,319)	(359,420)	(479,899)

Other income (expense)
Interest expense and financing costs	(3,454)	(528)	(13,485)	(18,637)
Amortization of debt discount	(4,235)	-	(14,928)	-
Gain on sale of assets	-	-	-	7,631
Loss on extinguishment of debt	-	(1,188)	(380)	(24,521)
Loss on deconsolidation of Nexway	-	-	-	(11,919)
Change in fair value of warrant liabilities	4,773	(92,484)	2,659	(83,338)
Change in fair value of shares settled liability	-	-	-	(1,665)
Change in fair value of derivative liability	-	-	-	(426)
Change in fair value of profit share liability	-	2,119	-	1,971
Unrealized gain on equity method investment	-	-	-	2,614
Foreign currency exchange loss	-	-	-	(1,010)
Other income (expense)	-	-	(90)	147
Total other income (expense)	(2,916)	(92,080)	(26,224)	(129,153)
Loss before income taxes	(112,930)	(184,399)	(385,644)	(609,052)
Income tax benefit (provision)	948	(10,929)	2,681	9,660
Net loss	(111,982)	(195,328)	(382,963)	(599,392)
Less: net loss attributable to non-controlling interest	21	27,503	126	29,059
Net loss attributable to common stockholders	$(111,961)	$(167,825)	$(382,836)	$(570,504)

Net loss per share attributable to common stockholders
Basic and diluted	$(0.76)	$(2.47)	$(2.78)	$(12.82)
Weighted average shares outstanding:
Basic and diluted	148,052,682	67,907,437	137,498,077	44,492,975

Stock-based compensation was allocated as follows:
Subscriber related expenses	28	12	71	32
Sales and marketing	998	760	3,322	2,395
Technology and development	1,912	1,948	14,068	5,446
General and administrative	14,386	24,937	46,335	43,866
Total stock-based compensation	17,324	27,657	63,796	51,739

13

fuboTV Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2021	2020
	Unaudited	Audited
ASSETS
Cash and cash equivalents	$374,294	$134,942
Cash reserved for users	579	-
Accounts receivable, net	34,308	17,495
Prepaid and other current assets	19,324	4,277
Total current assets	428,505	156,714

Property and equipment, net	6,817	1,771
Restricted cash	5,112	1,279
Intangible assets, net	218,186	216,449
Goodwill	630,269	478,406
Right-of-use assets	37,755	4,639
Other non-current assets	43,134	91
Total assets	$1,369,778	$859,349

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	56,460	31,160
Accrued expenses and other current liabilities	219,579	126,393
Notes payable	5,113	4,593
Deferred revenue	44,296	17,428
Warrant liabilities	3,548	22,686
Long-term borrowings - current portion	3,668	24,255
Current portion of lease liabilities	4,633	799
Total current liabilities	337,297	227,314

Convertible notes, net of discount	316,354	-
Deferred income taxes	2,431	5,100
Lease liabilities	34,129	3,859
Other long-term liabilities	8,686	128
Total liabilities	698,897	236,401

Stockholders’ equity:
Series AA Convertible Preferred stock, par value $0.0001, 35,800,000 shares authorized, no shares issued and outstanding at December 31, 2021 and 23,219,613 shares issued and outstanding at December 31, 2020	-	406,665
Common stock par value $0.0001: 400,000,000 shares authorized; 153,950,895 and 92,490,768 shares issued at December 31, 2021 and December 31, 2020, respectively; 153,950,895 and 91,690,768 shares outstanding at December 31, 2021 and December 31, 2020 respectively	16	9
Additional paid-in capital	1,691,206	853,824
Treasury stock, at cost, no shares at December 31, 2021 and 800,000 shares December 31, 2020	-	-
Accumulated deficit	(1,009,293)	(626,456)
Non-controlling interest	(11,220)	(11,094)
Accumulated other comprehensive income	172	-

Total stockholders’ equity	670,881	622,948
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,369,778	$859,349

14

fuboTV Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	For the Twelve Months Ended
	December 31,
	2021	2020
	Unaudited	Audited
Cash flows from operating activities
Net loss	$(382,963)	$(599,392)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	37,881	43,972
Stock-based compensation	63,796	50,739
Impairment expense intangibles	-	100,304
Impairment expense goodwill	-	148,622
Amortization of gaming licenses and market access fees	326	-
Loss on deconsolidation of Nexway, net of cash retained by Nexway	-	8,564
Loss on extinguishment of debt	380	24,521
Common stock issued in connection with note payable	-	67
Gain on sale of assets	-	(7,631)
Non-cash expense relating to issuance of warrants and common stock	-	2,209
Amortization of debt discount	14,928	12,327
Deferred income tax benefit	(2,681)	(9,660)
Change in fair value of derivative liability	-	426
Change in fair value of warrant liabilities	(2,659)	83,338
Change in fair value of shares settled liability	-	1,665
Change in fair value of profit share liability	-	(1,971)
Unrealized gain on investment	-	(2,614)
Amortization of right-of-use assets	1,444	681
Accrued interest on notes payable	-	246
Foreign currency loss	-	1,010
Other adjustments	583	(620)
Changes in operating assets and liabilities of business, net of acquisitions:
Cash reserved for users	(579)	-
Accounts receivable, net	(15,058)	(12,591)
Prepaid expenses and other assets	(9,600)	(2,141)
Accounts payable	9,420	(39,141)
Accrued expenses and other liabilities	66,582	40,761
Due to related parties	-	(665)
Deferred revenue	26,055	8,619
Lease liabilities	(456)	(663)
Net cash used in operating activities	(192,601)	(149,018)

Cash flows from investing activities
Advance to fuboTV Pre-Merger	-	(10,000)
Acquisition of fuboTV’s Pre-Merger cash and cash equivalents and restricted cash	-	9,373
Sale of Facebank AG	-	(619)
Cash paid for acquisitions	(22,894)	-
Purchases of property and equipment	(5,054)	(166)
Purchase of intangible assets	(8,424)	(45)
Payments for market access and license fee deposits	(39,800)	-
Net cash used in investing activities	(76,172)	(1,457)

Cash flows from financing activities
Proceeds from sale of common stock and warrants, net of fees	140,446	278,883
Proceeds from convertible note, net of issuance costs	389,446	3,003
Proceeds from exercise of stock options	3,013	2,178
Proceeds from the exercise of warrants	3,762	1,685
Repayments of convertible notes	-	(3,913)
Proceeds from notes payable and long-term borrowings	-	33,649
Repayments of notes payable and long-term borrowings	(24,709)	(35,400)
Proceeds from the issuance of Series D Preferred Stock	-	203
Redemption of Series D Preferred Stock	-	(883)
Repayments of note payable related party	-	-
Repayments to related parties	-	(333)
Net cash provided by financing activities	511,958	279,072

Net increase in cash, cash equivalents and restricted cash	243,185	128,597
Cash, cash equivalents and restricted cash at beginning of period	136,221	7,624
Cash, cash equivalents and restricted cash at end of period	$379,406	$136,221

Supplemental disclosure of cash flows information:
Interest paid	8,017	5,372

Non cash financing and investing activities:
Conversion of Series AA preferred stock to common stock	406,665	159,459
Issuance of convertible preferred stock for Merger	-	566,124
Reclassification of warrant liabilities to equity	-	13,535
Issuance of common stock to original owners of Facebank AG	-	12,395
Issuance of common stock in connection with acquisitions	107,053	-
Reclass of shares settled liability to additional paid-in capital for issuance of common stock	-	9,097
Reclass of shares settled liability for intangible asset to stock-based compensation	-	1,000
Issuance of treasury stock in connection with acquisition	8,538	-
Cashless exercise of warrants	16,480	98,132
Accrued expenses - At-the-market offering	51	-
Common stock issued in connection with note payable	-	259
Issuance of common stock - subsidiary share exchange	-	2,042
Deconsolidation of Nexway	-	1,825
Unpaid financing costs included in accounts payable	-	772
Accrued Series D Preferred Stock dividends	-	17
Deemed dividend related to immediate accretion of redemption feature of convertible preferred stock	-	171

15

Key Metrics and Non-GAAP Measures

Paid Subscribers

We believe the number of paid subscribers is a relevant measure to gauge the size of our user base. Total subscribers that have completed registration with fuboTV, have activated a payment method (only reflects one paying user per plan), from which fuboTV has collected payment from in the month ending the relevant period.

Attachments

Attachments are incremental add-ons sold on top of the base subscription.

Attach Rate

The Attach Rate represents the total number of Attachments at the end of the period divided by the number of Subscribers at the end of the period.

Monthly Active Users (MAUs)

Monthly Active Users (MAU) refers to the total count of Paid Subscribers that have consumed content for greater than 10 seconds in the 30-days preceding the period-end indicated.

Daily Active Users (DAUs)

Daily Active Users (DAU) refers to the total count of Paid Subscribers that have consumed content for greater than 10 seconds in a given day

Content Hours

We believe the number of Content Hours streamed on our platform is a relevant measure to gauge user engagement. Content Hours is defined as the sum of total hours of content watched on the fuboTV platform for a given period.

Monthly Content Hours Watched per MAU

Content Hours per MAU refers to the total hours of content viewed by MAUs in a given month divided by the MAU count in the period.

Daily Content Hours Watched per DAU (“Daily Engagement”)

Content Hours per DAU refers to the total hours of content viewed by DAUs in a given day, divided by the DAU count in the day.

Subscriber Acquisition Cost (SAC)

Subscriber Acquisition Cost (SAC) reflects total GAAP sales and marketing expenses less headcount related to sales and marketing spend for a given period divided by Gross Paid Subscriber Additions for the same period.

Monthly Subscription Average Revenue per User (Monthly Sub ARPU)

Sub ARPU (Average Revenue Per User) is a fuboTV measure defined as total subscriber revenue collected in the period divided by the average daily paid subscribers in such period divided by the number of months in the period.

16

Monthly Advertising Average Revenue per User (Monthly Ad ARPU)

Ad ARPU (Average Revenue Per User) is a fuboTV measure defined as total advertising revenue in the period divided by the average daily paid subscribers in such period divided by the number of months in the period.

Monthly Average Revenue per User (Monthly ARPU).

We believe Monthly Average Revenue Per User (ARPU) is a relevant measure to gauge the revenue received per subscriber on a monthly basis. ARPU is a fuboTV measure defined as total subscriber revenue collected in the period (subscriber and advertising revenues excluding other revenues) divided by the average daily paid subscribers in such period divided by the number of months in the period.

Average Cost Per User (ACPU)

We believe Monthly Average Cost Per User (ACPU) is a relevant measure to gauge our expenses per subscriber. ACPU reflects COGS per user defined as subscriber related expenses less minimum guarantees expensed, payment processing for deferred revenue, In-App-Billing (IAB) fees for deferred revenue and other subscriber related expenses in a given period, divided by the average daily subscribers in the period, divided by the number of months in the period.

Adjusted Contribution Margin

We believe Adjusted Contribution Margin (ACM) is a relevant metric to gauge our per-subscriber profitability. ACM is a non-GAAP measure that measures costs against subscriber revenue. ACM is calculated by subtracting ACPU from ARPU.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure defined as Net Loss, adjusted for depreciation and amortization, stock-based compensation, income tax benefit, impairment of intangibles, other expenses, and one-time non-cash expenses.

Adjusted EBITDA Margin

Adjusted EBITDA Margin is a non-GAAP measure defined as Adjusted EBITDA divided by revenue.

Adjusted Net Loss

Adjusted Net Loss is a non-GAAP measure defined as Net Loss Attributable to Controlling Interest, adjusting for stock-based compensation, change in fair value of warrants, amortization of debt discount, amortization of intangible assets and other non-cash items.

Adjusted EPS (Earnings per Share)

Adjusted EPS is a non-GAAP measure defined as Adjusted Net Loss divided by weighted average shares outstanding.

Reconciliation of Non-GAAP Financial Measures

Certain measures used in this letter, including Revenue ex. Molotov, Subscription Revenue ex. Molotov, Advertising Revenue ex. Molotov, Adjusted EBITDA, Adjusted EBITDA Margin, ARPU, Advertising ARPU, Adjusted Contribution Margin, Adjusted Net Loss and Adjusted EPS are non-GAAP financial measures. We believe these are useful financial measures for investors as they are supplemental measures used by management in evaluating our core operating performance. Our non-GAAP financial measures have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures are not a substitute for GAAP financial measures. Second, these non-GAAP financial measures may not provide information directly comparable to measures provided by other companies in our industry, as those other companies may calculate their non-GAAP financial measures differently.

17

fuboTV Inc.

Reconciliation of Revenue to Non-GAAP Platform Bookings and Reconciliation of Subscriber Related Expenses to Non-GAAP COGS and Adjusted Contribution Margin

(in thousands, except average subscribers and average per user amounts)

Year-over-Year Comparison

The following tables reconcile the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Three Months Ended
	December 31, 2021	December 31, 2020	December 31, 2019
	As-Reported	As-Reported	Pro Forma Combined
Revenue (GAAP)	$231,056	$105,077	$53,142
Add (Subtract):
Other Revenue	(1,367)	(633)	(182)
Prior period subscriber deferred revenue	(35,824)	(15,119)	(8,569)
Current period subscriber deferred revenue	43,734	17,345	9,377
Non-GAAP Platform Bookings	237,599	106,670	53,768
Divide:
Average Subscribers	1,062,837	513,894	303,058
Months in Period	3	3	3
Non-GAAP Monthly Average Revenue per User (Monthly ARPU)	$74.52	$69.19	$59.14

Subscriber Related Expenses (GAAP)	$216,064	$89,925	$63,047
Add (Subtract):
Payment Processing for Deferred Revenue (current period)	121	40	(2)
In-App Billing Fees for Deferred Revenue (current period)	13	274	-
Minimum Guarantees and Content Credits	(1,558)	5,125	(9,102)
Payment Processing for Deferred Revenue (prior period)	38	51	12
In-App Billing Fees for Deferred Revenue (prior period)	13	3	(3)
Other Subscriber Related Expenses	(3,293)	(1,215)	(538)
Non-GAAP COGS	211,398	94,203	53,414
Divide:
Average Subscribers	1,062,837	513,894	303,058
Months in Period	3	3	3
Non-GAAP Monthly Average Cost per User (Monthly ACPU)	$66.30	$61.10	$58.75

Non-GAAP Monthly Average Revenue per User (Monthly ARPU)	$74.52	$69.19	$59.14
Subtract:
Non-GAAP Monthly Average Cost per User (Monthly ACPU)	$66.30	$61.10	$58.75
Divide:
Non-GAAP Monthly Average Revenue per User (Monthly ARPU)	$74.52	$69.19	$59.14
Non-GAAP Adjusted Contribution Margin	11.0%	11.7%	0.7%

Note: 2019 financials and metrics represent pro-forma fuboTV pre-merger plus FaceBank pre-merger excluding Facebank AG and excluding Nexway.

18

fuboTV Inc.

Reconciliation of Revenue to Non-GAAP Platform Bookings and Reconciliation of Subscriber Related Expenses to Non-GAAP COGS and Adjusted Contribution Margin

(in thousands, except average subscribers and average per user amounts)

Full Year Comparison

	Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2019
	As-Reported	Pro-forma Combined fubo Pre-Merger and Facebank Pre-Merger excluding Facebank AG and excluding Nexway	Pro-forma Combined fubo Pre-Merger and Facebank Pre-Merger excluding Facebank AG and excluding Nexway
Revenue (GAAP)	$638,350	$261,498	$146,529
Add (Subtract):
Other Revenue	(1,418)	(1,756)	(777)
Prior period subscriber deferred revenue	(17,345)	(9,377)	(4,228)
Current period subscriber deferred revenue	43,734	17,345	9,377
Non-GAAP Platform Bookings	663,321	267,710	150,901
Divide:
Average Subscribers	760,298	355,010	234,064
Months in Period	12	12	12
Non-GAAP Monthly Average Revenue per User (Monthly ARPU)	$72.70	$62.84	$53.73

Subscriber Related Expenses (GAAP)	$593,241	$262,240	$201,448
Add (Subtract):
Payment Processing for Deferred Revenue (current period)	121	40	206
In-App Billing Fees for Deferred Revenue (current period)	13	274	53
Minimum Guarantees and Content Credits	13,280	(18,211)	(43,931)
Payment Processing for Deferred Revenue (prior period)	296	162	-
In-App Billing Fees for Deferred Revenue (prior period)	114	46	(98)
Other Subscriber Related Expenses	(8,365)	(3,929)	(2,151)
Non-GAAP COGS	598,700	240,622	155,527
Divide:
Average Subscribers	760,298	355,010	234,064
Months in Period	12	12	12
Non-GAAP Monthly Average Cost per User (Monthly ACPU)	$65.62	$56.48	$55.37

Non-GAAP Monthly Average Revenue per User (Monthly ARPU)	$72.70	$62.84	$53.73
Subtract:
Non-GAAP Monthly Average Cost per User (Monthly ACPU)	$65.62	$56.48	$55.37
Divide:
Non-GAAP Monthly Average Revenue per User (Monthly ARPU)	$72.70	$62.84	$53.73
Non-GAAP Adjusted Contribution Margin	9.7%	10.1%	-3.1%

19

fuboTV Inc.

Reconciliation of Subscription Revenue to Non-GAAP Subscription ARPU and Reconciliation of Advertising Revenue to Non-GAAP Advertising ARPU

(in thousands, except average subscribers and average per user amounts)

Year-over-Year Comparison

	Three Months Ended
	December 31, 2021	December 31, 2020	December 31, 2019
	As-Reported	As-Reported	Pro Forma Combined
Subscription Revenue (GAAP)	$204,840	$91,383	$47,880
Add (Subtract):
Molotov Revenue	(1,047)	-	-
Prior period subscriber deferred revenue	(35,824)	(15,119)	(8,569)
Current period subscriber deferred revenue	43,734	17,345	9,377
Non-GAAP Subscription Platform Bookings	211,703	93,609	48,689
Divide:
Average Subscribers	1,062,837	513,894	303,058
Months in Period	3	3	3
Non-GAAP Monthly Subscription Average Revenue per User (Monthly ARPU)	$66.40	$60.72	$53.55

Advertising Revenue (GAAP)	$26,107	$13,061	$5,080
Add (Subtract):
Molotov Revenue	(211)	-	-
Non-GAAP Advertising Revenue	25,896	13,061	5,080
Divide:
Average Subscribers	1,062,837	513,894	303,058
Months in Period	3	3	3
Non-GAAP Monthly Advertising Average Revenue per User (Monthly ARPU)	$8.12	$8.47	$5.59

Note: 2019 financials and metrics represent pro-forma fuboTV pre-merger plus FaceBank pre-merger excluding Facebank AG and excluding Nexway.

20

fuboTV Inc.

Reconciliation of Subscription Revenue to Non-GAAP Subscription ARPU and Reconciliation of Advertising Revenue to Non-GAAP Advertising ARPU

(in thousands, except average subscribers and average per user amounts)

Full Year Comparison

	Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2019
	As-Reported	Pro-forma Combined fubo Pre-Merger and Facebank Pre-Merger excluding Facebank AG and excluding Nexway	Pro-forma Combined fubo Pre-Merger and Facebank Pre-Merger excluding Facebank AG and excluding Nexway
Subscription Revenue (GAAP)	$564,441	$230,716	$133,303
Add (Subtract):
Molotov Revenue	(1,047)	-	-
Prior period subscriber deferred revenue	(17,345)	(9,377)	(4,228)
Current period subscriber deferred revenue	43,734	17,345	9,377
Non-GAAP Subscription Platform Bookings	589,783	238,684	138,452
Divide:
Average Subscribers	760,298	355,010	234,064
Months in Period	12	12	12
Non-GAAP Monthly Subscription Average Revenue per User (Monthly ARPU)	$64.64	$56.03	$49.29

Advertising Revenue (GAAP)	$73,749	$29,026	$12,450
Add (Subtract):
Molotov Revenue	(211)	-	-
Non-GAAP Advertising Revenue	73,538	29,026	12,450
Divide:
Average Subscribers	760,298	355,010	234,064
Months in Period	12	12	12
Non-GAAP Monthly Advertising Average Revenue per User (Monthly ARPU)	$8.06	$6.81	$4.43

21

fuboTV Inc.

Reconciliation of GAAP Revenue to non-GAAP Revenue excluding the impact of the Molotov Acquisition

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	December 31, 2021	December 31, 2020
	As-Reported	As-Reported
Revenue (GAAP)	$231,056	$105,077
Add (Subtract):
Molotov Revenue	(1,388)	-
Non-GAAP Revenue ex. Molotov	229,668	105,077

	Three Months Ended
	December 31, 2021	December 31, 2020
	As-Reported	As-Reported
Subscription Revenue (GAAP)	$204,840	$91,383
Add (Subtract):
Molotov Subscription Revenue	(1,047)	-
Non-GAAP Subscription Revenue ex. Molotov	203,793	91,383

	Three Months Ended
	December 31, 2021	December 31, 2020
	As-Reported	As-Reported
Advertising Revenue (GAAP)	$26,107	$13,061
Add (Subtract):
Molotov Advertising Revenue	(211)	-
Non-GAAP Advertising Revenue ex. Molotov	25,896	13,061

22

fuboTV Inc.

Reconciliation of GAAP Revenue to non-GAAP Revenue excluding the impact of the Molotov Acquisition

(in thousands)

Full Year Comparison

	Twelve Months Ended
	December 31, 2021	December 31, 2020
	As-Reported	Pro-forma Combined fubo Pre-Merger and Facebank Pre-Merger excluding Facebank AG and excluding Nexway
Revenue (GAAP)	$638,350	$261,498
Add (Subtract):
Molotov Revenue	(1,388)	-
Non-GAAP Revenue ex. Molotov	636,962	261,498

	Twelve Months Ended
	December 31, 2021	December 31, 2020
	As-Reported	Pro-forma Combined fubo Pre-Merger and Facebank Pre-Merger excluding Facebank AG and excluding Nexway
Subscription Revenue (GAAP)	$564,441	$230,715
Add (Subtract):
Molotov Subscription Revenue	(1,047)	-
Non-GAAP Subscription Revenue ex. Molotov	563,394	230,715

	Twelve Months Ended
	December 31, 2021	December 31, 2020
	As-Reported	Pro-forma Combined fubo Pre-Merger and Facebank Pre-Merger excluding Facebank AG and excluding Nexway
Advertising Revenue (GAAP)	$73,749	$29,026
Add (Subtract):
Molotov Advertising Revenue	(211)	-
Non-GAAP Advertising Revenue ex. Molotov	73,538	29,026

23

fuboTV Inc.

Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	December 31, 2021	December 31, 2020	December 31, 2019
	As-Reported	As-Reported	Pro Forma Combined
Reconciliation of Net Loss to Adjusted EBITDA
Net loss	$(111,982)	$(195,328)	$(55,215)
Depreciation and amortization	10,093	9,923	5,469
Impairment of Intangible Assets	-	12,245	1,501
Stock-based Compensation	17,324	26,658	-
Other expense	2,916	92,080	3,953
Income tax benefit	(948)	10,929	(2,040)
Adjusted EBITDA	(82,597)	(43,493)	(46,332)

Adjusted EBITDA	(82,597)	(43,493)	(46,332)
Divide:
Revenue	231,056	105,077	53,142
Adjusted EBITDA Margin	-35.7%	-41.4%	-87.2%

Note: 2019 financials and metrics represent pro-forma fuboTV pre-merger plus FaceBank pre-merger excluding Facebank AG and excluding Nexway.

24

fuboTV Inc.

Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA

(in thousands)

Full Year Comparison

	Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2019
	As-Reported	Pro-forma Combined fubo Pre-Merger and Facebank Pre-Merger excluding Facebank AG and excluding Nexway	Pro-forma Combined fubo Pre-Merger and Facebank Pre-Merger excluding Facebank AG and excluding Nexway
Reconciliation of Net Loss to Adjusted EBITDA
Net loss	$(382,963)	$(609,651)	$(194,409)
Depreciation and amortization	37,881	44,107	21,318
Impairment of Intangible Assets	-	248,926	-
Stock-based Compensation	63,796	53,285	2,750
Other expense	26,223	105,839	1,180
Income tax benefit	(2,681)	(9,659)	(5,287)
Adjusted EBITDA	(257,743)	(167,152)	(174,448)

Adjusted EBITDA	(257,743)	(167,152)	(174,448)
Divide:
Revenue	638,350	261,498	146,529
Adjusted EBITDA Margin	-40.4%	-63.9%	-119.1%

25

fuboTV Inc.

Reconciliation of Net Loss Attributable to Controlling Interest to Non-GAAP Adjusted Net Loss and Adjusted EPS

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	December 31, 2021	December 31, 2020
	As-Reported	As-Reported
Net loss attributable to common stockholders	$(111,961)	$(167,825)
Stock-based Compensation	17,324	26,658
Other Non-GAAP Adj.*	(4,772)	92,484
Amortization of debt discount	4,235	-
Amortization of intangibles	9,658	9,791
Impairment and restructuring charges	-	12,245
Provision of tax benefit related to impairment of FB intangibles	-	-
Adjusted Net Loss	(85,517)	(26,647)

Weighted average shares outstanding:
Basic and diluted	148,052,682	67,907,437

Adjusted EPS	$(0.57)	$(0.39)

*Includes Change in fair value of warrant liabilities, Change in fair value of shares settled liability, Change in fair value of shares derivative liability, Loss on issuance of notes, bonds and warrants and Unrealized gain on equity method investment

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fuboTV Inc.

Reconciliation of Net Loss Attributable to Controlling Interest to Non-GAAP Adjusted Net Loss and Adjusted EPS

(in thousands)

Full Year Comparison

	Twelve Months Ended
	December 31, 2021	December 31, 2020
	As-Reported	Pro-forma Combined fubo Pre-Merger and Facebank Pre-Merger excluding Facebank AG and excluding Nexway
Net loss attributable to common stockholders	$(383,837)	$(580,593)
Stock-based Compensation	63,796	52,917
Other Non-GAAP Adj.*	(2,659)	83,338
Amortization of debt discount	14,928	2,730
Amortization of intangibles	36,994	43,580
Impairment and restructuring charges	-	248,926
Provision of tax benefit related to impairment of FB intangibles	-	9,660
Adjusted Net Loss	(270,778)	(139,442)

Weighted average shares outstanding:
Basic and diluted	137,498,077	-

Adjusted EPS	$(1.96)	-

*Includes Change in fair value of warrant liabilities, Change in fair value of shares settled liability, Change in fair value of shares derivative liability, Loss on issuance of notes, bonds and warrants and Unrealized gain on equity method investment

# # #

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Contacts

Investor Contacts:

Alison Sternberg, fuboTV

asternberg@fubo.tv

The Blueshirt Group

ir@fubo.tv

Media Contacts:

Jennifer L. Press, fuboTV

jpress@fubo.tv

Bianca Illion, fuboTV

billion@fubo.tv

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